Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-57906) of our report dated July 21, 2000, which appears on page F-2 of the 2000 Annual Report on Form 10-K of E-Net Financial Corporation and subsidiaries for the year ended April 30, 2000.



                                               /S/ MCKENNON, WILSON & MORGAN LLP


Irvine, California
May 22, 2001